EX-99.(i)(iii)

November 30, 2020

Lord Abbett Trust I

90 Hudson Street

Jersey City, NJ 07302

Re:	Lord Abbett Trust I

Ladies and Gentlemen:

We have acted as special Delaware counsel for Lord Abbett Trust I (f/k/a Lord Abbett Equity Trust), a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Trust Instrument, except that reference herein to any document shall mean such document as in effect on the date hereof.

We have examined originals or copies of the following documents:

(a)	The Certificate of Trust of the Trust, which was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 1, 2001, effective as of May 1, 2001, as amended by a Certificate of Amendment to Certificate of Trust, which was filed with the Secretary of State on July 21, 2011, effective as of August 1, 2011, as further amended by a Certificate of Amendment to Certificate of Trust, which was filed with the Secretary of State on January 30, 2020 effective as of January 30, 2020 (as so amended, the “Certificate of Trust”);

(b)	The Declaration and Agreement of Trust of the Trust, dated as of May 1, 2001, made by the trustees named therein, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 1”) on December 12, 2001, as amended by Amendment to Declaration and

Lord Abbett Trust I

November 30, 2020

Agreement of Trust (the “Amendment No. 2”) on April 20, 2004, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 3”) on August 10, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 4”) on September 28, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 5”) on August 1, 2011, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 6”) on September 1, 2011, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 7”) on November 6, 2014, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 8”) on November 11, 2016, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 9”) on December 15, 2016, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 10”) on October 26, 2017, and as amended by Amended and Restated Agreement and Declaration of Trust, dated as of January 30, 2020 (collectively, the “Trust Instrument”);

(c)	Post-Effective Amendment No. 47 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”), to be filed with the Securities and Exchange Commission with respect to the issuance of Class A, Class C, Class F, Class F3, Class I, Class R2, Class R3, Class R4, Class R5, and Class R6 shares of beneficial interest in the series of the Trust (the “Series”) designated as Lord Abbett Mid Cap Innovation Growth Fund (each a “Share” and collectively the “Shares”);

(d)	The By-Laws of the Trust (the “By-Laws”), as in effect on the date hereof as approved by the Board of Trustees of the Trust (the “Board”);

(e)	A certificate of the Assistant Secretary of the Trust with respect to certain matters including with respect to the Board’s approval of the issuance of the Shares, dated on or about the date hereof; and

(f)	A Certificate of Good Standing for the Trust, dated November 25, 2020, obtained from the Secretary of State.

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein. In particular, we have not reviewed any document (other than the foregoing documents) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters

Lord Abbett Trust I

November 30, 2020

recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Instrument and the By-Laws constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Instrument, the By-laws and the Certificate of Trust are in full force and effect and will not be amended in a manner material to the opinions expressed herein, (ii) except to the extent provided in paragraph 1 below, the due organization, due establishment or due formation, as the case may be, and valid existence in good standing of the Series of the Trust, and of each party to the documents examined by us under the laws of the jurisdiction governing its organization, establishment or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each person to whom a Share has been or is to be issued by the Trust (collectively, the “Shareholders”) for such Share, in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, (vii) that the Shares are issued and sold to the Shareholders in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, and (viii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Lord Abbett Trust I

November 30, 2020

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.     The Trust is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2.     The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

This opinion may be relied upon by you in connection with the matters set forth herein, including in connection with the delivery of your legal opinion relating to the Shares.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statements. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

JWP/MMK